Financial Media Contacts:
David Lanzillo, Kodak, +1 585-781-5481, david.lanzillo@kodak.com
Barbara Pierce, Kodak, +1 585-724-5036, barbara.pierce@kodak.com

Investor Relations Contacts:
Ann McCorvey, Kodak, +1 585-724-5096, antoinette.mccorvey@kodak.com
Angela Nash, Kodak, +1 585-724-0982, angela.nash@kodak.com

Kodak Sharpens Focus on Core Portfolio, Plans Leaner Cost Structure

Company’s Solid Balance Sheet and Strong Cash Position Provide Financial Underpinning for Business Strategy;

Kodak Views Second-Half 2008 and Full-Year 2009 as Detour on Road to Continued Digital Growth;

Kodak Poised to Continue Market Share Gains in Core Digital Investments: Consumer Inkjet, Commercial Inkjet, and Enterprise Workflow;

Kodak to Enter 2010 in Stronger Competitive Position

NEW YORK, N.Y., Feb. 4 – At its annual strategy meeting with investors, Eastman Kodak Company (NYSE:EK) today will announce plans to more tightly focus on investments in its breakthrough digital technologies while maximizing the performance of its strong cash-generating businesses and identifying new business models for product lines outside its core portfolio.

     At the same time, Kodak will continue its focus on cash and begins 2009 with more than $2.1 billion and no significant debt payments likely until late 2010. The broad restructuring announced last week will generate $300 million to $350 million in annual savings, plus the additional impact of the company’s portfolio actions.

     “The performance of our digital portfolio is strong and Kodak’s balance sheet is solid,” said Antonio M. Perez, Chairman and Chief Executive Officer, Eastman Kodak Company. “But we see no immediate signs of economic recovery, so we are taking steps to address this by focusing investment in our core digital technologies, optimizing our portfolio of cash-generating businesses, and restructuring the company to further reduce our cost structure. In 2009, Kodak will be a smaller, more profitable company, we will continue to gain share in our most profitable digital businesses, and we will enter 2010 as a much stronger competitor.”

Core Investments

     These high-margin annuity businesses remain at the core of Kodak’s digital strategy – to maximize Kodak’s competitive advantage at the intersection of imaging science and materials science – and represent significant, sustainable growth potential: Consumer Inkjet within the Consumer Digital Imaging Group (CDG), and Enterprise Solutions and Commercial Inkjet Printing within the Graphics Communications Group (GCG).

     Together these new businesses generated about $1 billion in revenue in 2008 and compete in an addressable market of more than $100 billion. In these businesses, Kodak brings differentiated value propositions, breakthrough technology and strong intellectual property.

     Consumer Inkjet continues to grow market share with a value proposition – outstanding image quality, superior image permanence and significant savings on the price of ink – that resonates with consumers who print a lot. In 2008, Kodak outpaced the consumer inkjet printer industry in retail sell-through, and achieved an inkjet cartridge attachment rate that’s nearly double the industry average. The company more than tripled its installed base of printers to over one million.

     In Commercial Inkjet, Kodak’s Stream technology, introduced last year, has received noteworthy market interest in its offset-class output – rivaling offset printing’s reliability, productivity, cost and quality – combined with the full benefits of variable-data digital output. The commercialization of this new technology remains on an accelerated pace for an early 2010 market launch for the full press, with Stream print heads in the market in 2009. Stream print heads are now in beta test.

     Enterprise Solutions, which develops market-leading software based on a unified workflow for graphic communications, will maintain strong margins and drive integrated solutions for customers. With more than 40,000 placements currently in the market worldwide, the business’s high margins will enhance the company’s bottom line as scale increases.

Cash Generators

     The success of Kodak’s core investments stems in part from the company’s ability to maximize its cash-generating businesses. These market-leading product lines represented approximately $6 billion in revenue in 2008, and include the following: Prepress Solutions and Document Imaging in GCG, Digital Capture & Devices and Retail Systems Solutions in CDG, and Entertainment Imaging from the Film, Photofinishing and Entertainment Group (FPEG). For these businesses in 2009, Kodak will focus on margin improvements, including cost reductions, as well as continuing its successful intellectual property licensing program.

Businesses Being Transformed

     Product lines to be transformed represent about $2 billion in 2008 revenue. Kodak will take specific actions to improve performance in these products and technologies in 2009.

     Image Sensor Solutions and Kodak Gallery in CDG, Electrophotographic Printing in GCG, and OLED are businesses in which Kodak has a unique market position but which require additional investment in order to achieve their full potential. Kodak will reposition these businesses by pursuing alliances or other business model changes to reduce risk and enhance revenue and margins.

     Color Paper, Film Capture, and Graphic Arts Film businesses in FPEG continue to generate cash within declining industry segments. Kodak will reduce the cost structure of these businesses and maximize short-term cash.

     The company will complete its exit from photofinishing services (Qualex) in the first half of the year.

Financial Outlook

     Given the economic environment, Kodak is taking a conservative approach in its forecast for 2009. The company expects the external economic environment of the fourth quarter 2008 will continue through the first half of 2009, followed by a modest economic improvement in the second half. Kodak’s full-year projections are predicated on these assumptions.

     “Given the limited visibility in the current environment, these assumptions represent our best estimate as to how the year will evolve,” Perez said. “We will closely monitor the global economy’s progress and adjust our plans accordingly.”

     For 2009, on a continuing operations basis, Kodak expects:

  Digital revenue decline of 6% to 12%; overall revenue decline of 12% to 18%;

  2009 GAAP loss from continuing operations of $200 million to $400 million; and segment earnings of $0 to $200 million;

  Cash generation before dividends and restructuring of between $75 million and $325 million; and cash generation of negative $200 million to positive $100 million before dividend payments after taking into account restructuring costs;

  Earnings Before Interest, Taxes, Depreciation, and Amortization, excluding restructuring, of $475 million to $675 million.

     For the period 2009 - 2012, predicated on an economic recovery in 2010, the company expects:

  Average compound annual revenue growth of 4%; and

  Average compound annual digital revenue growth of between 8% and 10%.

     By 2012, the company’s target business model will yield:

  Gross Profit margins of 27%-28% of total revenue;

  Sales, General and Administrative expenses of 14% to 15% of total revenue;

  Research and Development costs of approximately 5% of total revenue; and

  Segment earnings of approximately 8% of total revenue.

Webcast of Today’s Meeting

     For those unable to attend in person, today’s meeting will be available via a live webcast. To access the webcast please go to: http://www.kodak.com/go/invest.

     The meeting will also be teleconferenced in listen-only mode. To listen please call 913-312-1233, access code 3849872 or ask for the Kodak Investor Meeting.

     An audio replay of the meeting will be available beginning Thursday, February 5 at 8:00 a.m. Eastern Time and will run until 5:00 p.m. Eastern Time on Thursday, February 12. The replay phone number is 719-457-0820, and the access code is 3849872.

About Kodak

As the world's foremost imaging innovator, Kodak helps consumers, businesses, and creative professionals unleash the power of pictures and printing to enrich their lives.

To learn more, visit http://www.kodak.com/, and our blogs: 1000words.kodak.com, PluggedIn.kodak.com, and GrowYourBiz.kodak.com.

Editor’s Note: Kodak corporate news releases are now offered via RSS feeds. To subscribe, visit www.kodak.com/go/RSS and look for the RSS symbol. In addition, Kodak podcasts are viewable at www.kodak.com/go/podcasts. Our podcasts may be downloaded for viewing on iTunes, Quicktime, or other PC-based media players. Users may also subscribe to Kodak podcasts via the iTunes application if already installed on your computer. From the iTunes store, type “Kodak podcast” in the search field to view all of our podcast offerings.

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Reconciliation of non-GAAP measures

Within this press release Kodak references certain non-GAAP financial measures, such as: Double-Digit Digital Revenue Growth, First-Half Digital Revenue Growth, 2009 Digital Revenue Decline, 2009 Segment Earnings, 2009 Cash Generation before Dividends, 2009 Cash Generation before Dividends and Restructuring, and 2009-2012 Average Compound Annual Digital Revenue Growth.

Kodak has prepared a reconciliation of these non-GAAP measures to the comparable GAAP measures. This additional information is posted in the Investor Center of Kodak’s web site, http://www.kodak.com.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Certain statements in this press release may be forward-looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to the Company’s expectations regarding the following are forward looking statements: savings from portfolio actions and restructuring; execution of portfolio actions and business model changes; market share; profit; margin; revenue; revenue growth/decline; earnings/loss from operations; cash; new product introductions; and target business model.

     Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent the Company's estimates only as of the date they are made, and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change. The forward-looking statements contained in this press release are subject to a number of factors and uncertainties, including our successful:

  execution of the digital growth and profitability strategies, business model and cash plan;

  alignment of the Company’s cost structure to the new economic realities;

  execution of portfolio changes and restructuring and rationalization activities;

  implementation of, and performance under, the debt management program, including compliance with the Company's debt covenants and the ability to obtain amendments to or waivers of these covenants, if necessary;

  development and implementation of product go-to-market and e-commerce strategies;

  protection, enforcement and defense of the Company's intellectual property, including defense of its products against the intellectual property challenges of others;

  execution of intellectual property licensing programs and other strategies;

  integration of the Company's businesses to SAP, the Company's enterprise system software;

  execution of productivity improvements;

  commercialization of the Company’s breakthrough technologies;

  ability to accurately predict product, customer and geographic sales mix and seasonal sales trends;

  management of inventories, capital expenditures, working capital and cash conversion cycle;

  integration of acquired businesses and consolidation of the Company's subsidiary structure;

  performance under the Company’s share repurchase program;

  conclusion of the Company’s goodwill and long-lived asset impairment analyses;

  improvement in supply chain efficiency and continued availability of essential components and services from concentrated sources of supply; and

  implementation of the strategies designed to address the decline in the Company's traditional businesses.

The forward-looking statements contained in this press release are subject to the following additional risk factors:

  inherent unpredictability of currency fluctuations, commodity prices and raw material costs;

  competitive actions, including pricing;

  uncertainty generated by volatility in the financial markets and the ability of our customers to obtain financing;

  the nature and pace of technology evolution;

  changes to accounting rules and tax laws, as well as other factors which could impact the Company's reported financial position or effective tax rate;

  pension and other post-retirement benefit cost factors such as actuarial assumptions, market performance, and employee retirement decisions;

  general economic, business, geo-political and regulatory conditions or unanticipated environmental liabilities or costs;

  the severity of the economic downturn and its effect upon customer spending;

  ability to maintain adequate liquidity and financing sources and an appropriate level of debt;

  possible impairment of goodwill and other assets;

  continued effectiveness of internal controls; and

  other factors and uncertainties disclosed from time to time in the Company's filings with the Securities and Exchange Commission.

Any forward-looking statements in this press release should be evaluated in light of these important factors and uncertainties.

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2009